As filed with the Securities and Exchange Commission on October 19, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1311	72-1121985
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(713) 626-8525

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas F. Getten

Vice President, General Counsel and Corporate Secretary

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(713) 626-8525

(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James M. Prince

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price per unit	Proposed maximum offering price	Amount of registration fee
Common Stock(1)	42,967,585	$1.49(2)	$64,021,701.65(2)	$7,420.12(2)

(1)	Represents shares of W&T Offshore, Inc. common stock registered for resale by the selling shareholders.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the high and low prices of the common stock on October 18, 2016, as reported on the New York Stock Exchange.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 19, 2016

PROSPECTUS

W&T OFFSHORE, INC.

42,967,585 Shares of Common Stock

This prospectus covers the offer and sale by the selling shareholders of up to 42,967,585 shares of common stock. The shares of common stock offered hereby, together with an additional 17,467,959 shares of common stock, $159,763,000 aggregate principal amount of new 9.00% / 10.75% Senior Second Lien PIK Toggle Notes due 2020 and $142,031,000 aggregate principal amount of new 8.50% / 10.00% Senior Third Lien PIK Toggle Notes due 2021, were issued to the selling shareholders in exchange for $710,171,000 of our outstanding 8.50% Senior Notes due 2019. These shares of common stock may be offered and sold by the selling shareholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling shareholders may sell the shares of common stock offered by this prospectus from time to time on any exchange on which the shares of common stock are listed on terms to be negotiated with buyers. The selling shareholders may also sell the shares of common stock in private sales or through dealers or agents. The selling shareholders may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling shareholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock offered by this prospectus.

Our executive offices are located at Nine Greenway Plaza, Suite 300, Houston, Texas 77046, and our telephone number is (713) 626-8525. Our common stock is listed on the New York Stock Exchange under the symbol “WTI.”

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in our securities involves risks. Please see “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2016.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a shelf registration process. Under this shelf registration process, the selling shareholders may sell some or all of their shares of common stock, in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement contain the full text of certain contracts and other important documents summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities offered under this prospectus, you should review the full text of these documents. You can obtain the registration statement from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities offered under this prospectus. Each time the selling shareholders sell any common stock offered by this prospectus, the selling shareholders are required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling shareholders and the terms of the common stock being offered in the manner required by the Securities Act of 1933, or the “Securities Act.” The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “W&T Offshore,” “we” or “our” are to W&T Offshore, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-32414) pursuant to the Securities and Exchange Act of 1934. You may read and copy any documents that are filed at the SEC Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address. Please call the SEC at l-800-SEC-0330 for further information.

Our filings are also available to the public through the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our shares of common stock are traded.

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2016 Annual Meeting of Stockholders filed on March 24, 2016;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

•	Our Current Reports on Forms 8-K or 8-K/A filed on February 26, 2016, March 28, 2016, April 11, 2016, May 5, 2016, July 25, 2016, August 3, 2016, August 16, 2016, August 31, 2016, September 2, 2016, September 6, 2016 and September 13, 2016; and

•	The description of our common stock contained in our Form 8-A filed on January 24, 2005.

All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K) after the date of this prospectus and prior to the termination of each offering under this prospectus (excluding any information furnished to the SEC), or after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement, shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

W&T Offshore, Inc.

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

Attention: Chief Financial Officer

(713) 626-8525

We also maintain a website at http://www.wtoffshore.com. However, the information on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our Annual Report on Form 10-K for the year ended December 31, 2015, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Report on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or debt securities could decline and you could lose all or part of your investment. Additional risk factors relevant to our securities may be included in a prospectus supplement.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, such as those statements that address activities, events or developments that we expect, believe or anticipate will or may occur in the future. These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. These statements are contained in the section “Risk Factors” and other sections of this prospectus. These risks include the risks that are identified in the “Risk Factors” section of this prospectus, and also include, among others, expectations regarding the following:

•	amount, nature and timing of capital expenditures;

•	drilling of wells and other planned exploration and development activities;

•	timing and amount of future production of oil and natural gas;

•	increases in production growth and proved reserves;

•	operating costs such as lease operating expenses, administrative costs and other expenses;

•	our future operating or financial results;

•	cash flow and anticipated liquidity;

•	our business strategy, including expansion into the deep shelf and the deepwater of the Gulf of Mexico, and the availability of acquisition opportunities;

•	hedging strategy;

•	property acquisitions;

•	pricing and marketing of oil, natural gas liquids and natural gas;

•	governmental and environmental regulation of the oil and gas industry;

•	environmental liabilities relating to potential pollution arising from our operations;

•	our level of indebtedness;

•	timing and amount of future dividends, if any;

•	industry competition, conditions, performance and consolidation;

•	natural events such as severe weather, hurricanes, floods, fire and earthquakes;

•	interruptions in third-party pipelines distributing our production to markets; and

•	uncertainties and difficulties associated with the integration and operation of recently acquired properties.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We assume no obligation, nor do we intend, to update these forward-looking statements, unless required by law.

THE COMPANY

W&T Offshore, Inc. is a Texas corporation originally organized as a Nevada corporation in 1988, and successor by merger to W&T Oil Properties, Inc., a Louisiana corporation organized in 1983. We are an independent oil and natural gas producer, active in the exploration, development and acquisition of oil and natural gas properties in the Gulf of Mexico.

Our principal executive offices are located at Nine Greenway Plaza, Suite 300, Houston, Texas 77046. Our telephone number is (713) 626-8525. We maintain a website at www.wtoffshore.com, which contains information about us. Our website and the information contained on it and connected to it will not be deemed incorporated by reference into this prospectus. Our common stock is listed on the New York Stock Exchange under the symbol “WTI.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the selling shareholders.

DESCRIPTION OF CAPITAL STOCK

The selling shareholders may offer common stock, $0.00001 par value per share under this prospectus. Our authorized capital stock currently consists of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. At September 30, 2016, 137,082,824 shares of common stock were outstanding and no shares of preferred stock were issued and outstanding. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation and by-laws, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter presented to our shareholders on which the holders of common stock are entitled to vote. Except as may be provided in connection with any preferred stock in a certificate of designation filed pursuant to the Texas Business Organizations Code, or the TBOC, or as may otherwise be required by law or our articles of incorporation, our common stock is the only series of capital stock entitled to vote in the election of directors and on all other matters presented to our shareholders. The common stock does not have cumulative voting rights. No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund.

Subject to the prior rights of holders of preferred stock, if any, holders of common stock are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of common stock will be entitled to receive such assets as are available for distribution to our shareholders after there shall have been paid or set aside for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of the series.

The shares of our common stock presently outstanding are fully paid and non-assessable, and any shares issued by us pursuant to this prospectus will be fully paid and non-assessable when issued. Our common stock trades on the New York Stock Exchange under the symbol “WTI.”

Preferred Stock

Our board is empowered, without approval of our shareholders, to cause shares of preferred stock to be issued from time to time in one or more series, with the numbers of shares of each series and the terms of the shares of each series as fixed by our board. Among the specific matters that may be determined by our board are:

•	the designation of each series;

•	the number of shares of each series;

•	the rights in respect of dividends, if any;

•	whether dividends, if any, shall be cumulative or non-cumulative;

•	the terms of redemption, repurchase obligation or sinking fund, if any;

•	the rights in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

•	rights and terms of conversion, if any;

•	restrictions on the creation of indebtedness, if any;

•	restrictions on the issuance of additional preferred stock or other capital stock, if any;

•	restrictions on the payment of dividends on shares ranking junior to the preferred stock; and

•	voting rights, if any.

No shares of preferred stock are currently outstanding and we have no current plans to issue preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase preferred stock, could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of preferred stock having sufficient voting rights to provide a required percentage vote of our shareholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Although prior to issuing any series of preferred stock our board is required to make a determination as to whether the issuance is in the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board does not at present intend to seek shareholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law or applicable stock exchange requirements.

Registration Rights Agreement

On September 7, 2016, we entered into a registration rights agreement, by and among us and Franklin Advisers, Inc., on behalf of itself and certain specified funds/accounts (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, we agreed to file with the SEC, on or prior to the 45th day following the date of the Registration Rights Agreement, a shelf registration statement under the Securities Act to permit the public resale of shares of common stock issued to Franklin Advisers, Inc. and its related funds/accounts. The registration statement of which this prospectus forms a part was filed in furtherance of our obligations under the Registration Rights Agreement.

Anti-Takeover Provisions under Texas Law, our Articles of Incorporation and Bylaws

We are a Texas corporation and, are subject to Subchapter M of Chapter 21 of the TBOC regarding affiliated business combinations. In general, this law prevents us from engaging in a business combination with an affiliated shareholder, or any affiliate or associate of an affiliated shareholder, for the three-year period immediately after the date such person became an affiliated shareholder, unless:

•	our board of directors approves the acquisition of shares that causes such person to become an affiliated shareholder before the date such person becomes an affiliated shareholder;

•	our board of directors approves the business combination before the date such person becomes an affiliated shareholder; or

•	holders of at least two-thirds of our outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates approve the business combination at least six months after the date such person becomes an affiliated shareholder.

Under this law, any person that owns or has owned 20% or more of our voting shares during the three-year period preceding a business combination is an “affiliated shareholder.” The law defines “business combination” generally as including:

•	mergers, share exchanges or conversions involving an affiliated shareholder;

•	dispositions of assets involving an affiliated shareholder:

•	having an aggregate value equal to 10% or more of the market value of our assets,

•	having an aggregate value equal to 10% or more of the market value of our outstanding common stock, or

•	representing 10% or more of our earning power or net income;

•	issuances or transfers of securities by us to an affiliated shareholder other than on a pro rata basis;

•	plans or agreements relating to our liquidation or dissolution involving an affiliated shareholder;

•	reclassifications, recapitalizations, distributions or other transactions that would have the effect of increasing an affiliated shareholders’ percentage ownership of our outstanding voting stock; and

•	the receipt of tax, guarantee, pledge, loan or other financial benefits by an affiliated shareholder other than proportionally as one of our shareholders.

Liability and Indemnification of Officers and Directors

Our articles of incorporation and bylaws provide for indemnification of our directors to the fullest extent permitted by applicable law. Subchapter C of Chapter 8 of the TBOC provides that a Texas corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any suit or proceeding, whether civil, criminal, administrative or investigative if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. In addition, we have entered into indemnification agreements with our directors and certain officers. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of our shareholders to collect monetary damages from directors and executive officers. We believe that these contractual agreements and the provisions in our articles of incorporation and bylaws are necessary to attract and retain qualified persons as directors and executive officers.

Written Consent of Shareholders

Our articles of incorporation provide that any action by our shareholders must be taken at an annual or special meeting of shareholders. Special meetings of the shareholders may be called only by holders of not less than 30% of all the shares entitled to vote or by the Chairman of the Board, the President or the Board of Directors.

Advance Notice Procedure for Shareholder Proposals

Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors as well as for shareholder proposals to be considered at annual meetings of shareholders. In general, notice of intent to nominate a director must contain specific information concerning the person to be nominated and must be delivered to and received at our principal executive offices as follows:

•	with respect to an election to be held at the annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting of shareholders; and

•	with respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public disclosure is first made of the date of the special meeting.

Notice of shareholders’ intent to raise business at an annual meeting must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting of shareholders. These procedures may operate to limit the ability of shareholders to bring business before a shareholders meeting, including with respect to the nomination of directors or considering any transaction that could result in a change of control.

Removal of Director

Our bylaws provide that neither any director nor the board of directors may be removed without cause and that any removal for cause would require the affirmative vote of the holders of at least 60% of the voting power of the outstanding capital stock entitled to vote for the election of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services L.L.C.

SELLING SHAREHOLDERS

The selling shareholders named below may offer and sell from time to time in the future up to an aggregate of 42,967,585 shares of our common stock, par value $0.00001 per share. The term “selling shareholders” includes the shareholders listed in the table below and their transferees, pledgees, donees, assignees or other successors. We are registering these 42,967,585 shares of our common stock for sale by the selling shareholders named below pursuant to the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the offering of these shares, except that the selling shareholders will pay any underwriting discounts or commissions. See “Description of Capital Stock—Registration Rights Agreement.” We will indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and the Exchange Act. Subject to limitations, we may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, which may arise out of any written information furnished to us by the selling shareholders specifically for use in this prospectus.

The following table sets forth information relating to the selling shareholders as of October 18, 2016, based on information supplied to us by the selling shareholders on or prior to that date. We have not sought to verify such information. Information concerning the selling shareholders may change over time, including by the addition of additional selling shareholders. If necessary, we will supplement this prospectus accordingly. The selling shareholders may hold or acquire at any time common stock in addition to the shares offered by this prospectus and may have acquired additional common stock since the date on which the information reflected herein was provided to us. In addition, the selling shareholders may have sold, transferred or otherwise disposed of some or all of his or her common stock since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of his or her common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.

The percentages in the table are based on 137,082,824 shares of common stock outstanding as of September 30, 2016.

Selling Shareholder	Shares Beneficially Owned Prior to Offering		Shares That May Be Offered	Shares Beneficially Owned After Offering(1)
	Number	%		Number	%
Franklin Custodian Funds – Franklin Income Fund(2)	28,041,726	20.45%	28,041,726	—	—
Franklin Templeton Variable Insurance Products Trust – Franklin Income VIP Fund(2)	3,829,500	2.79%	3,829,500	—	—
Franklin High Income Trust – Franklin High Income Fund(2)	3,404,000	2.48%	3,404,000	—	—
Franklin Strategic Series – Franklin Strategic Income Fund(2)	1,872,200	1.36%	1,872,200	—	—
Franklin Templeton Investment Funds – Franklin High Yield Fund(2)	1,608,390	1.17%	1,608,390	—	—
Franklin Templeton Investment Funds – Franklin Income Fund(2)	1,531,800	1.11%	1,531,800	—	—
JNL/ Franklin Templeton Income Fund(2)	765,900	*	765,900	—	—
Franklin Templeton Investment Funds – Franklin Strategic Income Fund(2)	382,950	*	382,950	—	—
Franklin Templeton Variable Insurance Products Trust – Franklin Strategic Income VIP Fund(2)	170,200	*	170,200	—	—
Other Funds as a Group (2)(3)	1,360,919	*	1,360,919	—	—

*	Less than one percent.
(1)	Assumes the sale of all shares offered by this prospectus by the selling shareholder.
(2)	Representatives of the selling shareholder have advised us that the selling shareholder is an affiliate of a U.S. registered broker-dealer; however, the selling shareholder acquired the shares of common stock in the ordinary course of business and, at the time of the acquisition, had no agreements or understandings, directly or indirectly, with any party to distribute the shares held by the selling shareholder.

Franklin Advisors, Inc. serves as the investment manager of the selling shareholder. Ed Perks, executive vice president of Franklin Advisors, Inc., exercises sole voting and dispositive power over the shares held by the selling shareholder. Mr. Perks disclaims beneficial ownership of any of our shares held by the selling shareholder except to the extent of his pecuniary interest therein.

(3)	Includes funds not otherwise listed above. Collectively, these stockholders own less than 1.0% of the Company’s common stock.

Each time a selling shareholder sells any common stock offered by this prospectus, such selling shareholder is required to provide you with this prospectus and any related prospectus supplement containing specific information about such selling shareholder and the terms of the common stock being offered in the manner required by the Securities Act. Such prospectus supplement will set forth the following information with respect to the selling shareholder:

•	the name of the selling shareholder;

•	the nature of any position, office or any other material relationship that the selling shareholder has had within the last three years with us or any of our affiliates;

•	the number of shares owned by the selling shareholder prior to the offering;

•	the number of shares to be offered for the selling shareholder’s account; and

•	the number of and (if one percent or greater) the percentage of shares to be owned by the selling shareholder after the completion of the offering.

PLAN OF DISTRIBUTION

We are registering the shares of common stock covered by this prospectus to permit the selling shareholders to conduct public secondary trading of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling shareholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. The selling shareholders may sell all or a portion of the shares beneficially owned and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents or on any exchange on which the common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. If the shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The methods by which the common stock may be sold by the selling shareholders include:

•	underwritten transactions;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling shareholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the shares owned by him or her and, if the selling shareholders default in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act, and we will amend, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling shareholders will sell any or all of the shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act or the Securities Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We will pay all expenses of the registration of the shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of W&T Offshore, Inc. and subsidiaries appearing in W&T Offshore, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of W&T Offshore, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Certain estimates of proved oil and gas reserves for W&T Offshore, Inc. incorporated by reference herein were based in part upon a report prepared by Netherland, Sewell & Associates, Inc., independent petroleum consultant. These estimates are included and incorporated herein in reliance on the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by W&T Offshore, Inc. (sometimes referred to as the “Company” in this Part II of the registration statement) in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee		$7,420
Fees and expenses of accountants		*
Fees and expenses of legal counsel		*
Printing expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Under the provisions of Chapter 8 of the TBOC, and Article VI of our Amended and Restated Bylaws, we may indemnify our directors, officers, employees and agents and purchase and maintain liability insurance for those persons. Chapter 8 of the TBOC provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation’s best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation’s best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

Our articles of incorporation provide for indemnification of our directors to the full extent permitted by applicable law. Article VI of our bylaws provides, in general, that we will indemnify our directors under the circumstances permitted under the TBOC. In addition, we have entered into indemnification agreements with our directors and certain of our officers. These agreements provide that if a director or officer is a party or is threatened to be made a party to any action, we will indemnify the director or officer and hold them harmless against any and all liabilities or losses incurred in connection with such action if it arises out of or is related to the fact that the director or officer is or was serving in his or her role as a director or officer, to the fullest extent permitted by then applicable law. Further, if Texas law is amended to authorize the further elimination or limitation of directors’ or officers’ liability, then the liability of our directors or officers will automatically be limited to the fullest extent provided by law.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, filed May 3, 2004 (File No. 333-115103)).

4.2	Registration Rights Agreement, dated as of September 7, 2016, by and among W&T Offshore, Inc. and the initial holders named therein (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K, filed September 13, 2016 (File No. 001-32414)).

5.1**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Netherland, Sewell & Associates, Inc.

23.3**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature page).

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.
**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2016.

W&T OFFSHORE, INC.

By:	/s/ TRACY W. KROHN
Name:	Tracy W. Krohn
Title:	Chief Executive Officer

Each person whose signature appears below appoints John D. Gibbons and Thomas F. Getten, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Name	Title	Date
/s/ TRACY W. KROHN	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	October 19, 2016
Tracy W. Krohn

/s/ JOHN D. GIBBONS	Senior Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	October 19, 2016
John D. Gibbons

/s/ VIRGINIA BOULET	Director	October 19, 2016
Virginia Boulet

/s/ STUART B. KATZ	Director	October 19, 2016
Stuart B. Katz

/s/ S. JAMES NELSON, JR.	Director	October 19, 2016
S. James Nelson, Jr.

/s/ B. FRANK STANLEY	Director	October 19, 2016
B. Frank Stanley